Notice of Special Meeting of Shareholders
                         To Be Held on December 5, 1997


To the Shareholders:

     The Special Meeting of Shareholders of Elk Associates Funding Corporation (the "Company") will be held at the offices of Stursberg & Veith, 405 Lexington Avenue, Suite 4949, New York, New York on December 5, 1997 at 10:30 a.m. to consider and act upon the following matters:

     1. To consent to the Company's sale of up to four hundred sixty two thousand (462,000) shares of the Company's common stock at $6.50 per share representing a discount of 21.8% from net asset value per share which was $8.31 at September 30, 1997.

     2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on October 31, 1997 will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will remain open.

     All shareholders are cordially invited to attend the meeting.

                                        By Order of the Board of Directors

                                        MARGARET CHANCE, Secretary

November 4, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                       Elk Associates Funding Corporation

                          747 Third Avenue - 4th Floor
                            New York, New York 10017

                               Proxy Statement for
                         Special Meeting of Shareholders

                                December 5, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Elk Associates Funding Corporation (the "Company") for use at the Special Meeting of Shareholders to be held on December 5, 1997 and at any adjournment of that meeting. In considering whether or not to have an adjournment, management will consider what is in the best interest of the shareholders. All proxies will be voted as marked. Proxies marked as abstaining (including proxies containing broker non-votes) on any matters to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy may be revoked by a shareholder at any time before it is exercised by written or oral request to Margaret Chance, Secretary of the Company. The date of mailing of this Proxy Statement is expected to be on or about November 4, 1997.

     The Board of Directors has fixed October 31, 1997 as the record date for the determination of shareholders entitled to vote at the Special Meeting. At the close of business on October 31, 1997 there were outstanding and entitled to vote 1,283,600 shares of common stock (the "Common Stock") of the Company. Each share is entitled to one vote.

     The following table sets forth information concerning ownership of the Company's Common Stock as of October 31, 1997 by each person known by the Company to be the beneficial owner of more than five (5%) percent of the Common Stock.


                                                                Percent of
                                    Common Stock                Common Stock
Name and Address                   Beneficially Owned           Outstanding
----------------                   ------------------           -----------

Gary C. Granoff(1)(2)              237,446 (3)(4)               18.49%
c/o Elk Associates
Funding Corporation
747 Third Ave.
4th Floor
New York, New York

Paul D. Granoff, M.D.(1)            89,630 (5)                   6.98%
132 North Buckingham Drive
Aurora, Illinois

N. Henry Granoff(1)                 80,649 (3)(6)                6.28%
2000 South Ocean Blvd
Palm Beach, Florida

Marvin Sabesan                      72,145 (7)                   5.62%
188 Gannet Court
Manhasset, New York

Dan M. Granoff, M.D.(1)             95,130 (3)(8)                7.41%
1085 Creston Road
Berkeley, California

Alexander Nash, M.D.                72,600 (9)                   5.66%
12 Ridgeway
Kings Point, New York

----------

(1)  N. Henry Granoff is the father of Gary C., Dan M. and Paul D. Granoff.

(2) Gary Granoff may be deemed a "control person" of the Company within the meaning of the 1940 Act.

(3) Excludes 10,900 shares owned by a charitable foundation of which N. Henry Granoff, his wife Jeannette Granoff, Gary C. Granoff and Dan M. Granoff are the trustees.

(4) Includes 25,218 shares held in various trusts of which Mr. Granoff is a trustee and 6,000 shares held for the benefit of one of Mr. Granoff's sons, with respect to which he is custodian. With respect to these 31,218 shares, Mr. Granoff disclaims beneficial ownership for purposes other than Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Excludes 7,537 shares owned directly by Mr. Granoff's wife as to which shares he disclaims beneficial ownership. Also excludes 19,466 shares owned directly by Mr. Granoff's children as to which shares he does not exercise any control and disclaims beneficial ownership. Includes 72,875 shares held by a corporation controlled by Mr. Granoff and 261 shares held by a corporation, wholly-owned by Mr. Granoff. Excludes 22,800 shares held by various trusts for the benefit of Mr. Granoff's children, of which shares Mr. Granoff disclaims beneficial ownership until such time as 21,000 of such shares revert to him.

(5) Includes 2,000 shares held by Dr. Paul Granoff directly, 77,630 held by Granoff Family Partners Ltd. of which Dr. Granoff is a general partner, and 10,000 shares held by the Granoff Pediatric Associates Profit Sharing Plan. Excludes 10,127 shares held by Dr. Paul Granoff's wife as to which shares he disclaims beneficial ownership. Excludes 9,654 shares owned directly by Dr. Granoff's children as to which shares he does not exercise any control and disclaims beneficial ownership.

(6) Excludes 33,499 shares owned by Mr. Granoff's wife, as to which shares Mr. Granoff disclaims beneficial ownership. Mr. Granoff's shares are registered in the N. Henry Granoff Revocable Trust dated May 19, 1987.


(7) Includes 21,387 shares held with his wife as joint tenants, 2,207 shares held with one of his children as joint tenants, and 28,551 shares held by his wife. Mr. Sabesan disclaims beneficial ownership as to the 28,551 shares held by his wife.


(8) Excludes 12,000 shares owned directly by Dr. Granoff's children as to which shares he does not exercise any control and disclaims beneficial ownership.


(9) Includes 1,500 shares held by Alexander Nash, M.D. as custodian for his daughter. Also includes 42,900 shares held by his wife, as to which shares Alexander Nash, M.D. disclaims beneficial ownership.


     Except as otherwise indicated above, the persons listed in the above table have voting and investment power with respect to their respective shares.

     All of the persons listed above, for as long as they continue to hold five (5%) percent or more of the Company's outstanding Common Stock, will be deemed "affiliated persons" of the Company, as such term is defined in the 1940 Act.

     The following table sets forth information concerning ownership of the Company's Common Stock as of October 31, 1997 by each existing director, nominee to become a director and officer of the Company and by all directors and officers of the Company as a group.

                                                                   Percent of
                              Common Stock                         Common Stock
Name                          Beneficially Owned                   Outstanding
----                          ------------------                   -----------


*Gary C. Granoff(1)           237,446 (1)                          18.50%
*Ellen M. Walker               31,374 (2)                           2.44%
*Lee A. Forlenza               19,725                               1.54%
 Margaret Chance                2,900 (3)                            .23%(4)
 Silvia DiGirolamo               None
 Marvin Sabesan                72,145 (5)                           5.62%
 Herbert G. Kanarick           47,913 (6)                           3.73%
 Steven Etra                   52,516 (7)                           4.09%
 Paul Creditor                   None
 Allen Kaplan                   5,000                                .39%(4)
 Dan M. Granoff                95,130 (8)                           7.41%
 Alexander Nash                72,600 (9)                           5.66%
 John L. Acierno                 None
                               ----------                          -----
 Officers and Directors       636,749                              49.61%
 as a group (13 persons)

----------
* Such person is a director and an "interested person" with espect to the Company, as such term is defined in the 1940 Act.

(1)  Gary C. Granoff, see Notes (3) and (4) on page 2.

(2) Includes 200 shares held by Ms. Walker as custodian for her son. Includes 22,800 shares held by various trusts of which Ms. Walker is a trustee and as to which she disclaims beneficial ownership.

(3)  Includes 200 shares held by Ms. Chance as custodian for her daughter.

(4)  Less than one (1%) percent.

(5) Includes 21,387 shares held by Mr. Sabesan and his wife as joint tenants, 2,207 shares held with one of his children as joint tenants, and 28,551 shares held by his wife. Mr. Sabesan disclaims beneficial ownership as to the 28,551 shares held by his wife.

(6) Includes 200 shares held by Mr. Kanarick's wife, as to which shares he disclaims beneficial ownership. Includes 47,713 shares owned by J. R. Realty Corporation, a subsidiary of Murres Corporation, a majority of the shares of which are owned by a trust of which Mr. Kanarick is the sole trustee.

(7) Includes 29,022 shares held with his wife as joint tenants and 20,000 shares held by his wife.

(8)  Dan M. Granoff, M.D., see Notes (1), (3) and (8) on page 2.

(9)  Alexander Nash, M.D., see Note (7) on page 2.


     Effective May 1, 1991, the Securities and Exchange Commission promulgated new rules under Section 16 of the Securities Exchange Act of 1934. The Company believes that during the preceding year its executive officers and directors have complied with all Section 16 filings.

                                 PROPOSAL NO. 1
                                 --------------
               APPROVAL TO SELL COMMON STOCK BELOW NET ASSET VALUE
               ---------------------------------------------------

     Section 23(b) of the 1940 Act permits a registered closed-end investment company to sell shares of common stock below its net asset value (1) in connection with an offering to the holders of one or more classes of its capital stock; (2) with the consent of a majority of its common stockholders; (3) upon conversion of a convertible security in accordance with its terms; (4) upon the exercise of any warrant outstanding on the date of enactment of the 1940 Act or issued in accordance with the provisions of Section 18(d) of the 1940 Act; or
(5) under such other circumstances as the Securities and Exchange Commission may permit by rules and regulations or orders for the protection of investors. The net asset value of the Company's Common Stock on September 30, 1997 was $8.31 per share, including the restricted capital account attributable to the repurchase by the Company from the SBA of the Company's 3% Preferred Stock (the "Restricted Capital Account") and excluding retained earnings distributed to shareholders in September 1997. On October 27, 1997, the closing bid quotation was $6.50 and the closing ask quotation was $9.25, as reported by the National Quotation Bureau, Incorporated.

     While the Company has no firm agreements or commitments to raise funds, the Company's management is currently considering raising additional capital (i) to be used in connection with the Company's business of making loans to finance taxi medallions, taxicabs and related assets in New York City and other large metropolitan areas such as Chicago, where the Company has experienced relatively rapid growth in lending to owners of taxicabs, and (ii) to form and capitalize a new parent company which would enable the new parent company to engage in a broader range of business activities than is presently permitted to the Company by virtue of the limitations imposed on the Company by the Small Business Investment Company Act of 1958, as amended (the "1958 Act"). The new parent company would initially operate as a closed-end management investment company registered under the 1940 Act and would elect to be treated as a "regulated investment company" under the Internal Revenue Code. In connection therewith, if the Company's management determines to proceed, upon the completion of a financing, to effectuate a share exchange between the new parent company and the Company, subject to the approval of the Company's shareholders at that time, the Company would thereafter become a wholly-owned subsidiary of the new parent company and the shareholders of the Company would become the shareholders of the new parent company in the same proportion as their share ownership in the Company.

     The new parent company, in expanding its business activities, would be able to diversify its investment activities to engage either directly or through other subsidiaries in a broader range of business and investment activities, either by expanding into new types of investments, or through acquisitions. The Company's Board of Directors believes that the share exchange would benefit the Company's shareholders. Any new subsidiaries could elect to operate as Subchapter M companies under the Internal Revenue Code, subject to compliance with the 1940 Act. All revenue derived from the activities of the new parent company, the Company and any other subsidiary would benefit the holders of the Company's shares who by virtue of the share exchange would become stockholders of the new parent company. The Company's management anticipates that it would use up to one-third of the proceeds of any future financing from the sale of shares to form and capitalize the new parent company.

     The Board of Directors of the Company believes that the Company needs the flexibility to sell Common Stock below net asset value because of the difficulty the Company may encounter if it is forced to sell shares of Common Stock at net asset value which is well above the closing bid price of the Company's Common Stock. Accordingly, the Board of Directors recommends that shareholders approve the Company's right to sell up to 462,000 shares of Common Stock at a discount from net asset value, such discount not to exceed twenty-five (25%) percent as determined by a committee of the Board within forty-eight (48) hours of the closing of the sale of such shares.


     Shareholders should take note that the issuance of Common Stock below its net asset value will cause an immediate dilution to present shareholders.
Assuming an estimated net asset value of $8.31 per share including the Restricted Capital Account and $7.23 per share excluding the unamortized portion of the Restricted Capital Account at November 30, 1997 and assuming the sale of 462,000 shares at $6.50 per share (21.8% and 10.1%, respectively, below net asset value), net asset value after such issuance would be $7.80 and $7.01 per share, respectively, and present shareholders would realize an immediate dilution of $.51 and $.22, respectively, per share. However, the Company's Board of Directors will only issue shares of Common Stock below net asset value if it believes that the expected benefits to present shareholders from such issuance outweigh its dilutive effects.

     The Company intends to pay a dividend of undistributed earnings, if any, for the months of October and November 1997 to shareholders of record as of a date immediately preceding the closing of the sale of shares.


     The affirmative vote of the holders of a "majority of the outstanding" Common Stock (as defined in the 1940 Act) is required to allow the Company to sell up to 462,000 shares of its Common Stock at a discount from its net asset value. Such a "majority" is deemed to mean the lesser of (a) 67% of the shares present in person or represented by proxy at a meeting at which more than 50% of the outstanding shares are present or represented, or (b) more than 50% of the outstanding shares.

     The Directors recommend a vote FOR Proposal No. 1.

                                  OTHER MATTERS
                                  -------------

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interview.

Deadline for Submission of Shareholder Proposals

     Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders were to be received by the Company at its principal executive offices not later than September 22, 1997 for consideration for inclusion in the proxy statement for that meeting. Further, all shareholder proposals must meet certain federal securities law requirements before they will be included in the Company's 1998 proxy statement.

     The Board of Directors invites shareholders to attend the Special Meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Shareholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                        By Order of the Board of Directors


                                        MARGARET CHANCE, Secretary
November 4, 1997

                        PROXY FOR HOLDERS OF COMMON STOCK

                       Elk Associates Funding Corporation

     The undersigned Common Shareholder of Elk Associates Funding Corporation (the "Company") hereby constitutes and appoints Gary C. Granoff, Ellen M. Walker and Margaret Chance, and each of them, singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act upon all matters (unless and except as expressly limited below) at the Special Meeting of Shareholders of the Company to be held on December 5, 1997 at the offices of Stursberg & Veith, 405 Lexington Avenue - Suite 4949, New York, New York, at 10:30 a.m., and at any and all adjournments thereof, in respect of all Common Stock of the Company held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

PROPOSAL 1.    To  consent  to the  Company's  sale of up to  462,000  shares of
               Common Stock at a discount from net asset value, such discount not to exceed twenty-five (25%) percent.

                       ____FOR           ____AGAINST        ____ABSTAIN

                  (continued and to be signed on reverse side)

PROPOSAL  2.   To consider  such other  matters as may properly  come before the meeting.

                       ____FOR           ____AGAINST        ____ABSTAIN

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Specify desired action by checkmarks in the appropriate spaces. The Proxy will be voted as specified. If no specification is made, the Proxy will be voted in favor of Proposals 1 and 2. The persons named proxies have discretionary authority, which they intend to exercise in favor of the proposals referred to and according to their best judgment as to other matters which properly come before the meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.


Dated:__________________________

                                        --------------------------------
                                        (Signature of Shareholder)


                                        --------------------------------
                                        (Signature of Shareholder)


                                        The  signature(s)  on this Proxy  should
                                        correspond      exactly     with     the
                                        shareholder's name as stencilled hereon.
                                        In   the   case   of   joint    tenants,
                                        co-executors or co-trustees, both should
                                        sign.  Person(s)  signing  as  Attorney,
                                        Executor,   Administrator,   Trustee  or
                                        Guardian should provide full title.